UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                              SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant   [_]

CHECK THE APPROPRIATE BOX:

[_]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                     GLOBAL WATER TECHNOLOGIES, INC.
                     -------------------------------
            (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          -----------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          -----------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          -----------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          -----------------------------------------------------------

     (5)  Total fee paid:

          -----------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          -----------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          -----------------------------------------------------------

     (3)  Filing Party:

          -----------------------------------------------------------

     (4)  Date Filed:

          -----------------------------------------------------------

NOTES:

                     GLOBAL WATER TECHNOLOGIES, INC.
                         1767 Denver West Blvd.
                         Golden, Colorado  80401
                             (303) 215-1100

                       __________________________

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held On June 27, 2001
                       ___________________________


                                                             May 30, 2001

TO THE SHAREHOLDERS OF GLOBAL WATER TECHNOLOGIES, INC.:

     The Annual Meeting of Shareholders of Global Water Technologies, Inc., a Delaware company (the "Company"), will be held at the Company's offices at 1767 Denver West Blvd., Golden, Colorado 80401, on June 27, 2001, at 10:00 a.m., Mountain Daylight Time, to consider and take action on:

     1. The election of six (6) directors to serve until the next Annual Meeting of Shareholders;

     2. An amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock, $0.0006 par value, which the Company is authorized to issue, from 13,333,333 shares to 25,000,000 shares; and

     3. In the discretion of the designated proxies upon such other business relating to the foregoing as may properly come before the meeting.

     The Board of Directors set May 25, 2001, as the record date for the meeting. This means that owners of Company Common Stock at the close of business on that date are entitled to (1) receive notice of the meeting and
(2) vote at the meeting any adjournments or postponements of the meeting.

     Date:  May 30, 2001

                              By Order of the Board of  Directors:

                              George A. Kast
                              President and Chief Executive Officer

                     GLOBAL WATER TECHNOLOGIES, INC.
                      _____________________________

                             PROXY STATEMENT
                   FOR ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON JUNE 27, 2000
                      _____________________________

                              MAY 30, 2001


     The Board of Directors of Global Water Technologies, Inc. (the "Company") furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2001 Annual Meeting of Shareholders of the Company. The meeting will be held at the Company's principal offices at 1767 Denver West Boulevard, Golden, Colorado 80401, on June 27, 2001, at 10:00 a.m. Mountain Daylight Time. The proxies also may be voted at any adjournments or postponements of the meeting.

     A shareholder can revoke a proxy by any one of the following three actions: giving written notice to the Secretary of the Company, delivering a later dated proxy or voting in person at the meeting.

     The mailing address of the principal executive offices of the Company is 1767 Denver West Boulevard, Golden, Colorado 80401. The date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is May 30, 2001.

     All properly executed written proxies and all properly completed proxies (and not revoked later) will be voted at the meeting in accordance with the directions given in the proxy. Below is a list of the different votes shareholders may cast at the meeting pursuant to this solicitation:

          * In voting on the election of six (6) Directors to serve until the 2002 Annual Meeting of Shareholders, shareholders may vote in one of the three following ways:

                    (1)  in favor of all nominees,

                    (2)  withhold votes as to all nominees, or

                    (3)  withhold votes as to specific nominees.


          * In voting on the amendment to the Certificate of Incorporation, shareholders may vote in one of the following ways:

                    (1)  in favor of the amendment, or

                    (2)  against the amendment.

     Shareholders should specify their choice on the enclosed form of proxy. If no instructions are given, proxies which are signed and returned will be voted FOR the election of all nominees.

     Directors will be elected by a plurality. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote. The proposal to amend the Company's Certificate of Incorporation requires the affirmative vote of a majority of the shares of the Company's Common Stock outstanding and entitled to vote on May 25, 2001.

     Only owners of record of shares of Company Common Stock at the close of business on May 25, 2001, are entitled to vote at the meeting or adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Company Common Stock held. On May 25, 2001, there were 5,990,048 shares of the Company's Common Stock issued and outstanding.


                          CORPORATE GOVERNANCE

ELECTION OF DIRECTORS

     The Board of Directors currently consists of five (5) Directors. Each of the nominees for director, except Damian C. Georgino, is currently a director of the Company. If any of the nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees. If that occurs, the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of the substitute nominee or nominees.

     The persons named in the enclosed proxy intend to vote such proxy for the election of each of the six (6) nominees named below, unless the shareholder indicates on the proxy that the vote should be withheld from any or all of the nominees.

     Set forth below is the principal occupation of, and certain other information regarding, the six nominees.

     GEORGE A. KAST, 44, is the President and Chief Executive Officer of the Company. Mr. Kast founded Psychrometric Systems, Inc. ("PSI") in 1993 and has been an officer and director from inception to the present. Prior to forming PSI, from 1983 to 1992, Mr. Kast was the vice-president of GEA/Thermal-Dynamic Towers, Inc. ("TDT"), Lakewood, Colorado, where he was responsible for all marketing activities and directly involved in design and project management of cooling towers, including the design and creation of the pultruded fiberglass structural cooling towers.

     GARY L. BROWN, 44, has been the Chief Operating Officer, Secretary and General Counsel of the Company since 1997. Mr. Brown was Chief Operating Officer and General Counsel of PSI in 1996, and has been a director of PSI since 1997. From 1993 to 1996, he was general counsel for Fischbach Company, which included Fischbach & Moore, Natkin & Company, Ficon Company and Fischbach Power Services, among others. Prior to joining the Fischbach companies, Mr. Brown was engaged in private practice for ten years with the firm of Gorsuch, Kirgis, Campbell, Walker & Grover in Denver, Colorado.

     MICHAEL A. KAST, 45, is the director of projects and has served as a director of PSI from 1993 to the present. His duties include the responsibility for much of the Company's business activities including bids, construction, project management and retrofits. From 1983 to 1992, he was the founder and president of TDT.

     ROBERT L. KOCH, 48, has been the Supply Chain & Customer Support Leader since 2000 at Honeywell Inc. From 1997 to 2000, Mr. Koch was the Manufacturing Operations Leader for Honeywell. From 1994 to 1996, he was the manager of New Product Engineering for LORI, Inc., and from 1996 to 1997, the Vice President of Operations for HaddComm International.

     G. EDWARD POWELL, 64, who is currently retired, was with Price Waterhouse for approximately 35 years, during which time he held a managing partner position for 12 years for the Houston office, until retirement in 1994. Mr. Powell was responsible for the organization and management of the firms NAFTA Business Center in Houston, the focal point for all Price Waterhouse client interaction with Mexican investment activities. Since his retirement, he has become associated with several emerging and middle market businesses, both privately and publicly owned, as an investor, officer and/or director.

     DAMIAN C. GEORGINO, 40, is currently a partner with the law firm of LeBoeuf, Lamb, Greene & MacRae's Pittsburgh, Pennsylvania office. From 1999 to present, Mr. Georgino has also served as the managing principal of Greenbrier Capital Partners LLC, a private venture capital firm and merchant bank which he founded. From 1995 to 1999, Mr. Georgino served as Executive Vice President, General Counsel and Secretary to United States Filter Corporation, a global water and waste-water treatment company, where he was responsible for all legal matters, corporate development, health and safety, corporate real estate and intellectual property matters. From 1988 to 1995, Mr. Georgino was an attorney for Alcoa Inc. Mr. Georgino also serves as a director of National Record Mart, Inc., a publicly held company, and as the president and chief executive officer of Georgino Industrial Supply, Inc.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF
DIRECTORS

       The Board of Directors recommends a vote FOR the election of the nominees for election as directors.

FAMILY RELATIONSHIPS

       The following family relationships exist between and among the Company's officers and directors: George A. Kast and Michael A. Kast are brothers, and Gary L. Brown and Robert L. Koch are related by marriage to George A. Kast and Michael A. Kast.

COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors established an Audit Committee in November of 2000. Mr. Powell and Mr. Koch are the two members of the committee. Because the committee was not created until November 2000, no meetings of the Audit Committee were held during 2000. During 2000, the Board of Directors met four times, and no incumbent director attended fewer than 75% of the total number of meetings of the Board.

       The authority of the Audit Committee is set forth in more detail in its Charter, which is reprinted in its entirety as Appendix A to this Proxy Statement.

       The Company does not currently have a compensation committee.

                      REPORT OF THE AUDIT COMMITTEE

       In accordance with a written charter adopted by the Company's Board of Directors, the Audit Committee of the Company's Board of Directors (the "Committee") assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

       In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

       In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence
Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and also considered whether the provision of the non-audit related services included below under "Fees of Accountants" is compatible with maintaining their independence.

       The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

       The aggregate fees billed by the Company's auditors (Comiskey & Company P.C.) to the Company for the year ended December 31, 2000 are as follows:

    Audit Fees . . . . . . . . . . . . . . . . . . . . . . .   $67,094
    Financial Information Systems Design and
     Implementation Fees . . . . . . . . . . . . . . . . . .         0
    All Other Fees
         Audit-Related . . . . . . . . . . . . . . . . . . .     2,736 (1)
         Other . . . . . . . . . . . . . . . . . . . . . . .    27,529 (2)
                                                               -------
              Total All Other Fees . . . . . . . . . . . . .   $30,265
    Total Fees . . . . . . . . . . . . . . . . . . . . . . .   $67,094
                                                               =======
     _______________________
     (1) Consists of fees related to review of the Company's quarterly filings with the SEC.
     (2)  Consists of tax related fees.


     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company for the three years ended December 31, 2000, be included in the Company's Annual Report on form 10-K for the period ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee has also recommended to the Board of Directors the selection of Comiskey & Company P.C. as the Company's independent auditors for 2001, and the Board concurred in its recommendation.

                        G. Edward Powell (Chair)
                             Robert L. Koch

                           SECURITY OWNERSHIP

OWNERSHIP OF BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information known to us with respect to the beneficial ownership of Common Stock by (i) each current member of the Board of Directors of the Company, (ii) each nominee for election as a Director; (iii) each executive officer of the Company named in the Summary Compensation Table appearing under "Executive Compensation," below, (iv) all current Directors, and executive officers of the Company as a group and
(v) all persons known to us to beneficially own more than 5% of the outstanding shares of Common Stock, all as of April 11, 2001. The address of each of the executive officers is c/o Global Water Technologies, Inc., 1767 Denver West Boulevard, Golden, Colorado 80401.

Name and Address of Shareholder    Shares Beneficially Owned (1)    Percent of Class
-------------------------------    -----------------------------    ----------------
George A. Kast                           3,794,394(2)                    62.9%

Gary L. Brown                              188,314(3)                     3.1%

Michael A. Kast                            468,005(4)                     7.8%

Martin E. Hout                               7,973(5)                     0.1%

Robert L. Koch                                 167                        (6)
7330 East 66th Court
Tulsa, OK 74133

G. Edward Powell                             1,600(7)                     (6)
45 W. Broad Oaks
Houston, TX 77056

Damian C. Georgino                              -0-                       -0-
One Gateway Center, Suite 1600
Pittsburgh, PA 15222

All Current Directors and Executive      4,460,453                       74.0%
 Officers as a Group (6 persons)

________________________
(1) The persons and entities named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them. The number of shares of Common Stock outstanding on April 11, 2001, was 5,990,048. The calculation of percentages is based upon the number of shares of Common Stock issued and outstanding on such date, plus shares of Common Stock subject to options held by the respective persons on April 11, 2001, and exercisable within 60 days thereafter.
(2) Includes options to purchase 6,327 shares of Common Stock at $4.80 per share granted on March 8, 1999, and 3,334 shares of Common Stock at $7.50 per share granted on February 9, 2000 pursuant to our 1998 Stock Option Plan, which are currently exercisable.
(3) Includes options to purchase 4,632 shares of Common Stock at $4.80 per share granted on March 8, 1999, and 3,840 shares of Common Stock at $7.50 per share granted on February 9, 2000 pursuant to our 1998 Stock Option Plan, which are currently exercisable.

(4) Includes options to purchase 4,137 shares of Common Stock at $4.80 per share granted on March 8, 1999, and 3,840 shares of Common Stock at $7.50 per share granted on February 9, 2000 pursuant to our 1998 Stock Option Plan, which are currently exercisable.
(5) Includes options to purchase 5,625 shares of Common Stock at $4.80 per share granted on March 8, 1999, and 2,348 shares of Common Stock at $7.50 per share granted on February 9, 2000 pursuant to our 1998 Stock Option Plan, which are currently exercisable.
(6)  Negligible.
(7) Includes options to purchase 1,600 shares of Common Stock at $1.08 per share granted on November 22, 2000 pursuant to our 1998 Stock Option Plan, which are currently exercisable.

                         EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information regarding compensation paid to our CEO and the other executive officers that received in excess of $100,000 of salary and bonus from the Company during the year ended December 31, 2000:


                                                      Long-Term
                                                  Compensation Awards
                                                  -------------------
                    Annual Compensation ($$)      Restricted
                    ------------------------        Stock     Options        Other
Name & Position     Year    Salary     Bonus       Awards     & SAR's     Compensation
---------------     ----    ------     -----       ------     -------     -------------

George A. Kast,     2000   $225,000       -0-        -0-          8,334     $657,312(1)
President and Chief 1999   $225,500       -0-        -0-         10,544     $ 14,856(1)
Executive Officer   1998   $172,500    $ 75,137      -0-          -0-       $ 14,856(1)

Gary L. Brown,      2000   $180,000       -0-        -0-          9,600         -0-
General Counsel     1999   $180,000    $ 40,000      -0-          7,719         -0-
                    1998   $145,500    $ 25,137      -0-           -0-          -0-

Michael A. Kast,    2000   $180,000        -0-       -0-          9,600     $137,567(2)
Vice President of   1999   $156,667        -0-       -0-          6,892     $137,567(2)
PSI                 1998   $145,000    $ 25,137      -0-           -0-      $ 48,784(2)

Martin E. Hout,     2000   $119,808    $ 12,500      -0-          5,867          -0-
Chief Financial     1999   $110,000    $ 12,500      -0-          9,375          -0-
Officer             1998   $ 73,461    $  2,500      -0-           -0-           -0-

_____________________________
(1) Represents rental payments made to Mr. Kast for the Coeur d'Alene research and development center and the rental payments to GK Holdings for the Company's primary office building.
(2) Represents interest on certificates of deposit pledged as security for the Company's line of credit.


OPTION GRANTS IN FISCAL 2000

     The following table sets forth certain information regarding options to purchase shares of Common Stock issued to the named executive officers during the fiscal year ended December 31, 2000.

                          OPTION GRANTS IN 2000

                        Number of         Percent of
                          Shares         Total Options    Per Share
                        Underlying        Granted to       Exercise      Expiration
     Name           Options Granted(1) Employees in 2000    Price        Date
     ----           ------------------ -----------------    -----        ----
     George A. Kast        8,334              7.4%          $7.50        02-09-05
     Gary L. Brown         9,600              8.5%          $7.50        02-09-05
     Michael A. Kast       9,600              8.5%          $7.50        02-09-05
     Martin E. Hout        5,867              5.2%          $7.50        02-09-05

     ________________________
     (1) The exercise price of each option is 114% of the fair market value as measured by the closing price of our Common Stock on the date the option was granted. The exercise price is payable in cash.

YEAR-END OPTION VALUES

     No options were exercised by the named executive officers during the fiscal year ended December 31, 2000. The following table provides information on option values of such officers' unexercised options at December 31, 2000:

                         YEAR-END OPTION VALUES

                                           Number of Securities
                                               Underlying                Value of Unexercised
                  Shares                   Unexercised Options           In-the-Money Options
                 Acquired                   at Fiscal Year-end         at Fiscal Year-end($)(2)
                    on       Value      ---------------------------- ----------------------------
Name             Exercise Realized(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
----             -------- -----------   -----------   --------------  -----------   -------------
George A. Kast      0         0          5,885          12,993           -             -
Gary L. Brown       0         0          5,008          12,311           -             -
Michael A. Kast     0         0          4,678          11,814           -             -
Martin E. Hout      0         0          4,924          10,318           -             -

_______________________
(1) Market value of the underlying shares on the date of exercise less the option exercise price.
(2) Market value of shares covered by in-the-money options on December 31, 2000, less the option exercise price. Options are in the money if the market value of the shares covered thereby is greater than the option exercise price. At December 31, 2000, none of the options were in the money.

EMPLOYMENT CONTRACTS

     None of our officers presently have employment agreements with the Company.

1998 STOCK OPTION PLAN

     On May 20, 1998, the Company adopted the 1998 Stock Option Plan (the "Plan") which provides for the issuance of options to purchase up to 500,000 shares of Common Stock to the

Company's employees, officers, directors and consultants to the Company and those of our subsidiaries. The Plan was ratified by the Company's shareholders at the Annual Meeting of Shareholders on June 30, 1998. As of December 31, 2000, 195,351 options have been awarded to the Company's employees and directors, 2,157 options have been exercised and 24,427 have been forfeited. There are 160,767 options which vest over the next four years. Unless sooner terminated, the Plan will expire on May 31, 2008.

     The purposes of the Plan are to encourage stock ownership by the Company's employees, officers, directors and consultants so that they may acquire or increase their proprietary interest in the Company, to (i) induce qualified persons to become employees, officers or consultants; (ii) compensate employees, officers, directors and consultants for past services to the Company; and (iii) encourage such persons to become employed by or remain in the employ of or otherwise continue their association with the Company and to put forth maximum efforts for the success of the Company's business.

     The Plan states that it is not intended to be the exclusive means by which the Company may issue options or warrants to acquire its Common Stock, stock awards or any other type of award. To the extent permitted by applicable law, the Company may issue any other options, warrants or awards other than pursuant to the Plan without shareholder approval.

     The Plan is currently administered by a Committee which consists of the Board of Directors; however, it may also be administered by a Compensation Committee, if appointed. At its discretion, the Committee may determine the persons to whom options may be granted and the terms thereof. As noted above, the Committee may issue options to the Board.

     The terms of any options granted under the Plan are not required to be identical as long as they are not inconsistent with the express provisions of the Plan. In addition, the Committee may interpret the Plan and may adopt, amend and rescind rules and regulations for the administration of the Plan.

     Options may be granted as incentive stock options ("Incentive Options") intended to qualify for special treatment under the Internal Revenue Code of 1986, as amended (the "Code"), or as non-qualified stock options ("Non-Qualified Options") which are not intended to so qualify. Only employees of the Company are eligible to receive Incentive Options. The period during which options may be exercised may not exceed ten years. The exercise price for Incentive Options may not be less than 100% of the fair market value of the Common Stock on the date of grant; except that the exercise price for Incentive Options granted to persons owning more than 10% of the total combined voting power of the Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant and may not be exercisable for more than five years. The exercise price for Non-Qualified Options may not be less than 85% of the fair market value of the Common Stock on the date of grant. The Plan defines "fair market value" as the last sale price of the Company's Common Stock as reported on a national securities exchange or on the NASDAQ or, if the quotation for the last sale reported is not available for the Company's Common Stock, the mean between the highest bid and lowest asked prices of the Company's Common Stock as reported by NASDAQ or on the electronic bulletin board or, if none, the National Quotation Bureau, Inc.'s "Pink Sheets" or, if such quotations are unavailable, the value determined by the Committee or the Board of Directors in accordance with its discretion in making a bona fide, good faith determination of fair market value.

     The Plan contains provisions for proportionate adjustment of the number of shares issuable upon the exercise of outstanding options and the exercise price per share in the event of stock dividends, recapitalization resulting in stock splits or combinations or exchanges of shares.

     In the event the Company is the surviving company in any merger or consolidation, the holder of any option or award granted under the Plan shall have the right to exercise such option (at its then current Option Price) or award for the kind and amount of shares of stock subject to the option or award prior to the merger or consolidation. All options and awards granted under the Plan will terminate in the event of a dissolution or liquidation of the Company not involving a transaction with another company as described below.

     In the event of shareholder approval of (i) a merger or consolidation in which the Company is not the surviving entity (except for a change of domicile), (ii) the sale, transfer or other disposition of all or substantially all the Company's assets and the complete liquidation or dissolution of the Company or (iii) any reverse merger in which the Company is the surviving entity but in which the holders of more than 50% of the total voting securities of the Company are held by a person or persons different from those who held such securities immediately prior to such merger, the Committee may provide for the automatic acceleration of one or more of the outstanding options or awards. Upon the consummation of such a transaction, all options shall, to the extent not previously exercised, terminate and cease to be outstanding.

     Except as otherwise provided under the Plan, an option may not be exercised unless the recipient then is an employee, officer or director of or consultant to the Company or a subsidiary of or parent of the Company, and unless the recipient has remained continuously as an employee, officer or director of or consultant to the Company since the date of grant of the option.

     If an option holder ceases to be an employee, officer or director of, or consultant to, the Company or one of its subsidiaries (other than by reason of death or permanent disability), other than for cause, the holder may exercise any options or Stock Appreciation Rights ("SARs") that are vested but unexercised on the date his or her service is terminated until the earlier of (i) 90 days after the date of termination of service, or
(ii) the expiration date of the options or SARs. However, termination of employment at any time for cause immediately terminates all options or SARs held by the terminated employee. If termination is by reason of disability, however, the holder may exercise his or her options or SARs until the earlier of (i) 12 months after the termination of service, or
(ii) the expiration of the term of the option or SAR. If the holder dies while in service to the Company, the holder's estate or successor by bequest or inheritance may exercise any options or SARs that the holder was entitled to exercise on the date of his or her death at any time until the earlier of (i) the period ending three months after the holder's death, or
(ii) the expiration of the term of the option or SAR.

     Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder. Options may be exercised, during the lifetime of the recipient, only by the recipient and thereafter only by his legal representative.

     The Committee may suspend, terminate, modify or amend the Plan, except that, without shareholder approval, the Board may not (i) increase the maximum number of shares of Common Stock subject to the Plan (except in the case of certain organic changes to the Company), (ii) reduce the exercise price at which options may be granted or the exercise price for which any outstanding options may be exercised, (iii) extend the term of the Plan,
(iv) change the class of persons eligible to receive options or awards under the Plan, or (v) materially increase the benefits accruing to participants under the Plan. In addition, the Committee or the Board may not, without the consent of the optionholder, take any action that disqualifies any option previously granted under the Plan for treatment as an Incentive Stock Option or which adversely affects or impairs the rights of the optionholder of any outstanding option. Notwithstanding the foregoing, the Board may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 under the Securities Exchange Act without the consent of the shareholders of the Company.

     SARs will entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price on the date the SAR was granted or became effective to the market value of the Common Stock on the date first exercised or surrendered. The Committee or the Board may determine such other terms, conditions or limitations, if any, on any Awards granted pursuant to the Plan.

COMPENSATION OF DIRECTORS

     Outside members of the Board of Directors are compensated in their capacities as Board Members in the amount of $5,000 for each quarterly meeting attended. They may also participate in the Company's Stock Option Plan. Other members of the Board of Directors are not compensated in their capacities as Board members. However, the Company reimburses all of its officers, directors and employees for accountable expenses incurred on behalf of the Company.

PERFORMANCE TABLE

     The performance table compares the annual change in the Company's cumulative total Shareholder return on its Common Stock during a period commencing on September 25, 1997, the date the Company's stock began publicly trading, and ending on December 31, 2000 as measured by dividing the difference between the Company's share price at the end and the beginning of the measurement period; by the share price at the beginning of the measurement period, with the cumulative total return of each of: (a) the Nasdaq Composite Index (Nasdaq); and (b) last year's industry Peer Group as measured by the Russell 2000. All amounts assume a $100 investment on September 25, 1997. It should be noted that the Company has not paid any dividends on its Common Stock, and no dividends are included in the presentation of the Company's performance. The stock price performance on the table below is not necessarily indicative of future price performance.

              COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                   GLOBAL WATER TECHNOLOGIES INC.,
                  NASDAQ, AND THE RUSSELL 2000 INDEX

-----------------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS
                                9/26/97        12/31/97       12/31/98       12/31/99       12/31/00
-----------------------------------------------------------------------------------------------------
Global Water Technologies      $  100.00      $   54.55      $   40.91      $   77.27      $   18.96
-----------------------------------------------------------------------------------------------------
Russell 2000                   $  100.00      $   97.25      $   93.90      $  112.32      $  107.60
-----------------------------------------------------------------------------------------------------
Nasdaq Composite               $  100.00      $   94.01      $  131.27      $  243.62      $  147.90
-----------------------------------------------------------------------------------------------------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.


            COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our outstanding common stock to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, during and for the Company's fiscal year ended December 31, 2000, there were no directors, officers or more than 10% shareholder of the Company that failed to timely file a Form 3, Form 4 or Form 5.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Michael A. Kast has pledged certificates of deposit in the amount of $807,914 to a bank to secure a credit line for PSI. In consideration for such pledge, PSI agreed to pay Michael A. Kast interest at $8,131 per month. The total amount of interest paid to Michael A. Kast was $137,567, $137,567 and $48,784 for the years ended December 31, 2000, 1999 and 1998, respectively.

     George A. Kast has personally guaranteed the Company's obligations (approximately $4,530,000, $3,855,000, $1,776,000 and as of December 31,
2000, 1999 and 1998, respectively) with financial institutions, including our SBA term loan. In addition, as of December 31, 2000, 1999 and 1998, Mr. Kast had personally guaranteed approximately $8,900,000, $13,500,000 and $16,600,000 respectively, of the Company's obligations with bonding companies.

     The Company leases a facility from George A. Kast in Coeur d'Alene, Idaho, for the Company's research and development requirements. The terms of the lease call for payments of $1,238 per month through September of 2001.

     In March 1998, the Company entered into a lease with George A. Kast for a portion of a 36,740 square foot office building in Golden, Colorado, for the Company's principal offices. The lease required rental payments at a rate of $21,454 per month for the 34-month lease. Gross operating expenses for the building during this period approximated $20,000 per month, of which Mr. Kast was personally responsible for the payment of approximately $5,000 per month, which was paid by us. In December 1998, Mr. Kast signed a note payable to the Company in the amount of $47,766, related to the operating costs of the building for which Mr. Kast was responsible. The note bears interest at 8% per annum and matured September 30, 1999. This note was repaid in installments during 1999.

     During December 1999, Mr. Kast, through an affiliated entity, GK Holdings, Inc., exercised his option to purchase the office building in which the Company's principal offices are located. On December 31, 1999, the Company entered into a ten-year lease of the building, commencing January 1, 2000, with GK Holdings. The triple-net lease required monthly rental payments of $53,538 per month. The Company believed that the terms of the lease were no less favorable to the Company than comparable office space in the area of our offices. The Company sublease the garden level of the building for approximately $20,000 per month to unaffiliated entities at varying monthly rentals. Mr. Kast sold his interest in the facility to an unaffiliated entity in November of 2000.

     On August 13, 1998, the Company designated 1,000 shares of the authorized but unissued Preferred Stock as Series B non-voting and non-convertible Preferred Stock. Each share of Series B Preferred has a redemption value of $1,000 per share, and a dividend rate of $80 (8%) per share. The Company can redeem the shares of Series B Preferred subject to certain minimum equity provisions. The Company issued 250 shares of Series B Preferred Stock to George A. Kast in consideration of a cash payment of $250,000. The Company redeemed 100 shares of Series B Preferred Stock from Mr. Kast in April of 2000.

     In February 2000, George A. Kast, who held 876,341 shares of Series A Preferred Stock, agreed to return his shares of Series A Preferred Stock to the Company in exchange for 876,341 shares of a newly created non-voting Series C Preferred Stock. Mr. Kast's 876,341 shares of Series A Preferred stock would have automatically converted into 4,235,648 shares of Common Stock upon the filing of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 with the Securities and Exchange Commission. The Series C Preferred Stock will automatically convert into shares of Common Stock on a one-for-4.83 basis upon a "change in control" of the Company.

     A "change in control" is deemed to occur:

     * on the date any individual, entity or group acquires the beneficially ownership of 30% or more of the then outstanding shares of Common Stock or the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

     * on the date the individuals who constitute the Board of Directors on February 11, 2000 (the "Incumbent Board"), cease to constitute at least a majority of the members of the Board; provided that any person becoming a director subsequent to February 11, 2000, whose appointment, election or nomination for election by the Company's shareholders was approved by a vote of a least a majority of directors then comprising the Incumbent Board shall be considered as though such person was a member of the Incumbent Board;

     * on the date of consummation of a merger, consolidation, recapitalization, sale or disposition or all or a substantial portion of the Company's assets; provided, however, that a change in control shall not occur if consummation of the transaction results in at least 50% of the voting power immediately after the transaction being beneficially owned by at least 50% of the holders of outstanding voting securities immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

     * on the date the Company files a Current Report or proxy statement with the Securities and Exchange Commission disclosing that a change in control has or may have occurred or may occur pursuant to any then-existing contract or transaction.

     On November 22, 2000, the Company issued to G. Edward Powell options to purchase 8,000 shares of the Company's Common Stock at an exercise price of $1.08 per share. The exercise price was in excess of the fair value of the Company's Common Stock on the date of grant, and hence, did not result in a noncash compensation charge to the Company for the year ended December 31, 2000.

              AMENDMENT TO THE CERTIFICATE OF INCORPORATION

INTRODUCTION

     The Company's Certificate of Incorporation, as currently in effect (the "Certificate"), authorizes the Company to issue up to 13,333,333 shares of Common Stock, par value $0.0006 per share, and 20,000,000 shares of Preferred Stock, par value $.00001 per share. On May 11, 2001, the Company's Board of Directors approved an amendment to the Certificate (the "Amendment") in order to increase the number of shares of Common Stock authorized for issuance under the Certificate by 11,666,667 shares, to a total of 25,000,000 shares. The text of the Amendment is set forth as Appendix B to this Proxy Statement. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Delaware Secretary of State.

CURRENT USE OF SHARES

     As of May 15, 2001, the Company had 5,990,048 shares of Common Stock outstanding and approximately 497,843 shares reserved for issuance under the Company's Employee Stock Option Plan, of which, 168,767 shares are covered by outstanding options and 329,076 shares are available for grant or purchase. In addition, as of May 15, 2001, 4,235,649 shares of Common Stock were set aside for issuance in the event of conversion of the outstanding Series C Preferred Stock and 17,500 shares were set aside for issuance upon exercise of warrants. Therefore, the Company's total share requirement is currently 4,750,992 shares, leaving 2,592,293 authorized and unissued shares remaining available pursuant to its Certificate.

PURPOSE OF THE PROPOSED AMENDMENT

     The Board of Directors believes that the availability of additional authorized but unissued shares of Common Stock will provide the Company with the flexibility to issue Common Stock for proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, making acquisitions through the use of Common Stock and adopting additional Employee Stock Plans or reserving additional shares for issuance under its existing Employee Stock Plan. The Board has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purpose.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

     If the shareholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the shareholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of Common Stock of the Company are then listed. Under the Company's Certificate, the Company's shareholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their proportionate ownership of the Company's Common Stock.

In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current shareholders.

     In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its shareholders. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed Amendment may limit the opportunity for the Company's shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors recommends a vote FOR the Amendment to the Certificate of Incorporation.


                              SOLICITATION

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies by mail, telephone or personal contact. They will not receive any additional compensation for these activities. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

                          SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2002 Annual Meeting of the Shareholders must be received by the Company no later than February 1, 2002, in order to be eligible for inclusion in the Company's proxy statement and proxy relating to such meeting.

                              OTHER MATTERS

     Management does not know of any items other than that referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the meeting or other matters incident to the conduct of the meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                          ____________________


     THE ANNUAL REPORT TO SHAREHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, HAS BEEN MAILED TO SHAREHOLDERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                          ____________________

_________________________________________________________________________


                                  PROXY
_________________________________________________________________________


                     GLOBAL WATER TECHNOLOGIES, INC.

                     ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON JUNE 27, 2001

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of Global Water Technologies, Inc. (the "Company") hereby constitutes and appoints George A. Kast and Gary L. Brown, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of the Common Stock of Global Water Technologies, Inc. standing in the name of the undersigned at the Annual Meeting of Shareholders of Global Water Technologies, Inc. to be held at the Company's office at 1767 Denver West Blvd., Golden, Colorado 80401, on June 27, 2001, at 10:00 a.m., Mountain Daylight Time, and at any adjournment or adjournments thereof.

     1.   A proposal to elect the following six Directors:   George A.
Kast, Gary L. Brown, Michael A. Kast, Robert L. Koch, G. Edward Powell and Damian C. Georgino.

     For all nominees _______.

     Withhold authority to vote for all nominee(s) ______.

     Withhold authority to vote for nominee(s) named below:

     __________________  ______________________        __________________

     __________________  ______________________        __________________

     2. A proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.0006 par value, from 13,333,333 shares to 25,000,000 shares.

          For ___________     Against  ____________    Abstain ___________

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH
RESPECT TO PROPOSALS ONE AND TWO.   IF NO SPECIFICATION IS MADE, THE SHARES
REPRESENTED HEREBY WILL BE VOTED FOR PROPOSALS ONE AND TWO. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

     Please mark, date and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

Date:  ____________, 2001
                                        ___________________________________
                                        Signature(s)

                                        ___________________________________
                                        Print Name

                                        ___________________________________
                                        Address if different from that on
                                        label:

                                        ___________________________________
                                        Street Address

                                        ___________________________________
                                        City, State and Zip Code

                                        ___________________________________
                                        Number of shares

Please check if you intend to be present at the meeting:  ________

                                                               APPENDIX A


                     GLOBAL WATER TECHNOLOGIES, INC.

                         AUDIT COMMITTEE CHARTER


I.   Preamble
     --------

     The Board of Directors of GLOBAL WATER TECHNOLOGIES, INC. has formed an audit committee to promote the financial transparency of the company and to ensure the integrity of the company's financial reporting processes and products. This charter is meant to identify the personnel and functions of the audit committee. These guidelines contemplate the involvement of the outside counsel and where appropriate the involvement of the full Board of Directors.


II.  Audit Committee Membership and Function
     ---------------------------------------

     A.   Definitions

          1. Independence: A member of the audit committee and an auditor, respectively, are independent if they have no relationship to the company that may interfere with the exercise of their independence from management and the company, such as employment with the company or an affiliate within five years; corporate compensation other than fees for Board service; family relationship with a corporate officer or employee; or relationship to a business affiliate or partner of the company.

          2. Financial Literacy: A member of the audit committee shall have financial literacy, as signified by the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. Directors who have limited familiarity with finance can achieve such "literacy" through company-sponsored training programs.

     B.   Prerequisites of Audit Committee Membership

          1. The company shall have an audit committee composed solely of independent directors.

          2. The audit committee shall be comprised of a minimum of three directors, each of whom is financially literate or becomes financially literate within a reasonable period of time after his or her appointment to the audit committee, and at least one member of the audit committee shall have accounting or related financial management experience.

     C.   Audit Committee Function

          1. The Board and the audit committee have the ultimate authority and responsibility to select, oversee, evaluate, and, where appropriate, to replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement). Oversight responsibilities are described further in Section III, below.

          2. The outside auditor is ultimately accountable to the board of directors and the audit committee as the representatives of the shareholders.

III. Independent Auditor Oversight
     -----------------------------

     A.   Auditor Qualifications

          1. The audit committee is responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the company consistent with Independent Boards Board Standard 98-1.

          2. The audit committee is also responsible for actively engaging in a dialogue with the audit with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and to take or recommend that the full Board take appropriate action to ensure the independence of the outside auditor.

          3. The audit committee shall also with respect to the outside auditor:

               (a) Review the audit firm's proposed executive partner and auditing personnel background and experience;

               (b) Determine auditor firm's registration with the AICPA's SEC practice division and participation in the voluntary peer review professional practice programs;

               (c) Review CPA's firm's litigation history and professional liability insurance.

     B.   Auditor Engagement Letter

          1. Auditor's letter should define nature and scope of audit engagement and provide contract for professional services of the auditing firm.

     C.   Annual Audit Planning and Supervision

          1.   Inquire regarding audit scope, timing and conduct.

          2. Ascertain that audit team has requisite industry and corporate knowledge, appropriate ratio of staff assistants to supervisors, and supervisory review procedures.

          3. Confirm that auditor's written audit plan give sufficient consideration to (a) financial disclosures; (b) operational efficiency; (c) corporate compliance; (d) compliance with laws.

     D.   Annual Audit Review

          In connection with the annual audit, the audit committee shall:

          1. Ascertain any disagreements among audit personnel or between audit personnel and company management.

          2. Review corporate accounting policies and practices regarding:

               (a)  Revenue recognition;
               (b)  Reserving;
               (c)  Asset capitalization; and
               (d)  Extraordinary charges or write-offs.

          3. Affirm that accounting policies are consistent with industry practices, that correct requirements are reflected in accounting policies and the accounting policies are consistent with a fair presentation of the financial statement in conformity with generally accepted accounting principles.

     E.   Quarterly Review

          1. Prior to the time that the company files its Quarterly Report on Form 10-Q, the auditor will conduct an SAS 71 Interim Financial Review.

     F.   Annual Report

          1. Review corporate annual report to evaluate whether it contains a fair and meaningful presentation of financial statements, footnotes, and supplementary information.

          2. Affirm that the annual report discusses changes in corporate reporting or accounting practices (for example, departures from generally accepted accounting principles, exceptions to the consistent application of accounting principles, etc.)

          3. Review disclosure and ensure that practices are fully and fairly disclosed.

          4. Affirm appropriate use of statutory "safe harbor" disclosure if report contains forward looking information.

          5. Prepare for the annual report to shareholders and for inclusion in the Company's annual filing on Form 10-K a letter to shareholders stating whether with respect to the prior fiscal year:

               (a) management has reviewed the audited financial statements with the audit committee, including a discussion of the quality of the accounting principles as applied and significant judgments affecting the company's financial statements;

               (b) the outside auditors have discussed with the audit committee the outside auditors' judgments of the quality of those principles as applied;

               (c) the members have discussed among themselves, without management or the outside auditors present, the information disclosed to the audit committee described in a) and b) above;

               (d) the audit committee, in reliance on the review and discussions conducted with management and the outside auditors believe that the company's financial statements are fairly presented in conformity with Generally Accepted Accounting Principles (GAAP) in all material respects.

     G.   Additional Matters for Review.  The audit committee shall also:

          1. Review outside counsel's letter regarding litigation, claims and assessments and review accounting treatment concerning contingency losses and effect on financial statement.

          2. Confer with Outside Auditor or counsel to ascertain company's compliance regarding:

               (a)  securities statutes;
               (b)  antitrust laws;
               (c)  income tax laws;
               (d)  labor laws; and
               (e)  industry regulation.

          3. Ascertain the existence of and review any material non-arm's length transactions.


IV.  Internal Auditors
     -----------------

     A.   Audit Staff Qualifications.  The audit committee shall:

          1. Review background of internal auditing directors and groups and confer with outside auditor regarding competence of internal audit staff.

          2. Ascertain internal audit staff's participation in programs of the Institute of Internal Auditors or other professional societies.

     B.   Audit Function.  The audit committee shall also:

          1.   Review internal audit charter or plan.

          2.   Review internal audit reporting responsibilities.

     C.   Internal Audit Review.

          1. Review internal audit staff work to ensure proper planning, supervision and review.

          2. Review reports regarding compliance audits, operational audits, financial audits.

          3. Review reports on internal accounting and administrative controls, to determine objectivity of recommendations.

          4. Ascertain implementation of prior years' audit recommendations.

          5. Ascertain any management disagreements with internal auditors.

          6. Review audit staff relationship and interaction with other departments and outside auditors.

V.   Audit Committee Report
     ----------------------

     A. Annual Report. The audit committee shall report at least annually to the Board, setting forth:

          1.   The audit committee's function and responsibilities;

          2. A chronological review of committee's activities, particularly auditing and accounting cycle activities;

          3. A summary of the committee's recommendations, particularly with respect to the selection of the auditing firm and the review of the auditor's report;

          4.   Attach critical audit reports and management letters.

     B.   Committee Charter.  The audit committee shall:

          1. At least annually, affirm in the proxy statement the existence of an audit committee charter and compliance with the charter;

          2. At least annually, review charter for any necessary revisions and refer all revisions to the Board;

          3. At least triennially attach audit committee charter to the annual proxy statement.

                           *******************


     In accordance with the rules and regulations of the SEC, the above Audit Committee Charter shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

                                             Appendix B


                        CERTIFICATE OF AMENDMENT
                                 OF THE
                      CERTIFICATE OF INCORPORATION
                                   OF
                     GLOBAL WATER TECHNOLOGIES, INC.


George A. Kast and Gary L. Brown, certify that:

     1. They are the President and Chief Operating Officer, General Counsel and Secretary, respectively, of Global Water Technologies, Inc., a Delaware corporation (the "Corporation").

     2. That Article V, Section 5.01 of the Certificate of Incorporation of the Corporation now reads:

                                ARTICLE V
                              CAPITAL STOCK

               5.01 AUTHORIZED SHARES. The aggregate number of shares which the Corporation shall have authority to issue is Forty Five Million (45,000,000). Twenty Five Million (25,000,000) shares shall be Common Stock, with a par value of $0.0006 per share, and Twenty Million (20,000,000) shall be Preferred Stock, with a par value of $0.00001 per share.

     3. The foregoing Certificate of Amendment of the Certificate of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing Certificate of Amendment of the Certificate of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 242 of the Delaware Corporations Code. The total number of outstanding shares of Common Stock of the Corporation is 5,990,048. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.

     We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in the foregoing Certificate of Amendment are true and correct of our own knowledge.

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     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and the Certificate of Amendment to be signed by George
A. Kast, President and attested by Gary L. Brown, Chief Operating Officer, General Counsel and Secretary this ____ day of June, 2001.

                              GLOBAL WATER TECHNOLOGIES, INC.


[Corporate Seal]              _______________________________________
                              George A. Kast, President


                    ATTEST:   _______________________________________
                              Gary L. Brown, Secretary









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